UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2017

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “the Trust,” “we,” “us,” and “our” refer to Senior Housing Properties Trust.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2017, our Board of Trustees, or our Board, by unanimous vote elected to become subject to Title 3, Subtitle 8 of the Maryland General Corporation Law, as applicable to real estate investment trusts organized under Maryland law, so that henceforth our Board will be classified and approximately one-third of our Board will be elected at each annual meeting of our shareholders for three year terms and that members of our Board may only be removed for cause. Shortly thereafter, Articles Supplementary to the Articles of Amendment and Restatement of the Trust were filed with the State Department of Assessments and Taxation of Maryland to implement these changes. The Articles Supplementary were effective upon filing. The foregoing description of the Articles Supplementary is subject to and qualified in its entirety by reference to the Articles Supplementary, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated herein by reference.

The Board’s decision to adopt a classified board was not taken in response to any known takeover attempt or threat.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

3.1	Articles Supplementary to Articles of Amendment and Restatement of the Trust, dated June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Dated:  June 30, 2017